Exhibit 99.1

Lumen announces proposed private offering of Senior Notes

DENVER, Nov. 23, 2020 — Lumen Technologies* (NYSE: LUMN) announced that it plans to offer $750 million aggregate principal amount of fixed-rate, unsecured Senior Notes (the “New Notes”) in a proposed private offering that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).

Lumen plans to use the net proceeds from the offering to redeem $500 million aggregate principal amount of outstanding 6.125% Notes due 2053 issued by its subsidiary Qwest Corporation, and for general corporate purposes, including reducing Lumen’s revolving or other indebtedness.

The New Notes will not be registered under the Securities Act or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the New Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The New Notes will not have registration rights.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the New Notes, nor will there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption with respect to any of Qwest Corporation’s outstanding senior notes.

About Lumen

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of CenturyLink Inc.

*

The Lumen brand was launched on Sept. 14, 2020. As a result, CenturyLink Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink Inc. is expected to be formally changed to Lumen Technologies, Inc. upon satisfying all applicable requirements.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the possibility that potential debt investors will not be receptive to the offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in our credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Lumen or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Lumen or its affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in our filings with the Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:
Jeremy Jones	Valerie Finberg
Jeremy.Jones@lumen.com	Valerie.Finberg@lumen.com
+1 720-567-7044	+1 720-888-2501

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